Exhibit 99.1

Columbia Care Reports Second Quarter 2023 Results

NEW YORK, N.Y., August 14, 2023 – Columbia Care Inc. (NEO: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”), one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products in the U.S., today reported its financial and operating results for the second quarter ended June 30, 2023. All financial information presented in this release is in U.S. GAAP and in thousands of U.S. dollars, unless otherwise noted.

Second Quarter 2023 U.S. GAAP Financial Highlights (in $ thousands, excl. margin items):

	Q2 2023	Q1 2023	Q2 2022	% QoQ	% YoY
Revenue	$129,244	$124,535	$129,571	3.8%	-0.3%
Gross Profit	$52,122	$47,081	$50,848	10.7%	2.5%
Adj. Gross Profit[1,2]	$52,158	$47,696	$55,118	9.4%	-5.4%
Adj. Gross Margin[1,2]	40.4%	38.3%	42.5%	210 bps	-220 bps
Income (Loss) from Operations	$49	$(8,269)	$(22,108)	N/A	N/A
Adj. EBITDA[1,2]	$20,318	$16,364	$12,029	24.2%	68.9%
Adj. EBITDA Margin[1,2]	15.7%	13.1%	9.3%	260 bps	640 bps
Net Income (Loss)	$(29,037)	$(36,572)	$(54,255)	20.6%	46.5%

[1]

Denotes a Non-GAAP measure. See “Non-GAAP Financial Measures” in this press release for more information regarding the Company’s use of non-GAAP financial measures, as well as Table 4 for reconciliation, where applicable.

[2]	Excludes $36 thousand in Q2 2023, $0.6 million in Q1 2023 and $4.3 million in Q2 2022; see the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2023 for additional disclosure.

“Our second quarter results were solid, as we achieved more than $129 million in revenue, representing 4% sequential growth, confirming that we have kept our foot on the accelerator over the past 16 months. The financial impact of the measures we have taken to optimize our outstanding footprint and right-size operations are leading to increased profitability, with an 11% increase in gross profit over the first quarter and Adjusted EBITDA1 increasing 24% sequentially to over $20 million. We continue to focus on generating positive cash flow. Growing markets on the east coast fueled our sequential topline growth, counterbalancing further price compression in certain markets such as Florida, Illinois, and Massachusetts. We continued to reduce costs in the quarter, having now eliminated over $38 million, net, in annual expense, as we prioritize cash flow generation. We have announced the initial steps to manage our balance sheet in collaboration with our bondholders and are actively reviewing and considering additional refinancing alternatives. To enhance liquidity and improve operating efficiency, we have continued divesting non-core assets and pursuing commercial mortgages on eligible properties. Our decision to prioritize markets that are driving profitability and growth, and continue our commitment to the diversification of our revenue base, was reflected by continued store openings in Virginia, the launch of adult-use sales in our fully integrated Maryland market on July 1, targeted retail expansion in New Jersey, and the launch of enhanced manufacturing and cultivation capabilities in Ohio, Colorado, West Virginia and New York,” said Nicholas Vita, CEO of Columbia Care.

Vita continued, “We believe our best days are ahead of us. The team is energized, incentivized, and aligned with shareholder interests. As we turn our attention to the next 12 months, the operational leverage created by the steps we have already initiated to reduce corporate SG&A, reduce leverage, enhance cash flow from operations and drive innovation through technology and product/brand development will continue in the second half of 2023. We are excited to re-introduce you to Columbia Care and are confident in the future of the Company.”

Top 5 Markets by Revenue in Q2[3]: California, Colorado, New Jersey, Ohio, Virginia

Top 5 Markets by Adjusted EBITDA in Q2[3]: Maryland, New Jersey, Ohio, Pennsylvania, Virginia

[3]	Markets are listed alphabetically

Operational Highlights

Enhancing scale and optimizing strategic retail network:

•	In Q2 2023, the Company opened one Cannabist location in Norfolk, Virginia; Virginia remains a top market by revenue and Adjusted EBITDA

•	Subsequent to quarter-end, the Company opened one additional location in Virginia, bringing total active store count to 86

•	Wholesale revenue declined slightly over Q1 2023 to $15.2 million, driven primarily by price pressure and increased ‘verticalization’ among industry participants

•	Retail revenue increased 4.5% sequentially, primarily driven by growth in Maryland, New Jersey and Virginia

•

New Jersey revenue increased 5% sequentially, and the two active retail locations in the state remain among the top dispensaries in the Company’s portfolio; a third New Jersey retail location is in development

•	Virginia market revenue grew more than 25% sequentially, with one additional retail location added in the quarter, and two more retail locations in development

•

Maryland revenue increased 11% sequentially, followed by the start of adult use sales on July 1, 2023; one additional retail location is in development, one existing retail location will be relocated and expanded

Driving cultivation expertise and continued improvements:

•

In Q2 2023, overall cultivated cost per gram was down approximately 7% YoY due to continued gains in operational efficiency and productivity; multiple markets saw improved potency through strict adherence to standard operating procedures

•

The Company now counts more than 70 high potency strains (25% THC or higher) throughout the portfolio, which is accretive to gross margin as we continue to see a higher percentage of the portfolio in the high potency, branded category that commands premium pricing

•

Enhanced production capabilities and prioritization of concentrates and edibles in the wholesale market contributed to a 4-percentage point increase in share of concentrates within wholesale revenue product mix

•	Cultivation improvements and standardization represent significant opportunity to improve gross margin further; the Company continues to optimize production planning, genetics selection, environmental controls and plant management across the cultivation portfolio to support market demand

•

Improvement in cultivation efficiency and standardization supports introduction of upgraded brands, such as Triple Seven, Classix, Amber, Press, Hedy and Seed & Strain, to drive future pricing improvements and wholesale demand

Sustained momentum on branding initiatives at retail and product levels:

•

In Q2 2023, launched various new form factors of our award-winning brands across our national portfolio, including Hedy raspberry-infused chocolates in Virginia, Amber Shatter in Maryland and Press 2.0 in West Virginia

•	Retail share of internal brand sales increased approximately 200bps to 48% in Q2 2023 compared to Q1

•	In-house brands accounted for 58% of all flower sold at Columbia Care dispensaries in Q2 2023

•	There are now 36 Cannabist locations in the U.S. with additional openings planned in 2024

Capital Markets & Liquidity Highlights

•	The Company ended the quarter with $37.0 million in cash, compared to $40.2 million in Q1

•	In Q2, Columbia Care reduced corporate operating expense by 3% sequentially

•	Capital expenditure of $1.7 million in the quarter was fully offset by Tenant Improvement funding in Florida and insurance reimbursement in New Jersey

•

Including the impact of the organizational changes announced on July 31, 2023 and the recent integration of Green Leaf Medical, LLC, since December 2022, the Company has eliminated over $38 million, net, in annual expenses, while also improving organizational design to accelerate decision-making and leverage our scale in markets more effectively

•

As previously disclosed, the Company has received commitments from several of its largest holders of its 13% senior secured notes due May 2024 (the “2024 notes”) to exchange into the Company’s 9.5% senior secured notes due February 2026, on a one-for-one basis. The Company is in ongoing discussions with a limited group of additional bondholders to exchange into more 2024 notes under the same structure. These private exchange agreements will reduce the amount of the $38.2 million principal of notes due in May 2024, reduce the cash interest cost for the exchanged notes by 350 basis points, and extend the maturity of the converted notes to February 2026. More details will be provided upon closing of the exchange, which will be in the third quarter.

•

The Company intends to pursue additional alternatives to reduce debt, reduce interest expense and extend maturities. In that vein, Columbia Care has been contacted by several of the largest debtholders in addition to those holders of the 2024 notes that have already committed to the ongoing exchange, in order to facilitate the Company’s balance sheet enhancement efforts.

•

Subsequent to the quarter end, Columbia Care executed two mortgage agreements, in Delaware and Maryland. Total gross proceeds were approximately $8 million, and after paying off Seller Notes, the Company will net approximately $4.6 million.

Conference Call and Webcast Details

The Company will host a conference call on Monday, August 14, 2023 at 8:00 a.m. ET to discuss financial and operating results for the second quarter of 2023.

To access the live conference call via telephone, participants must pre-register at https://register.vevent.com/register/BI841d5fbde78c466e8d0f2f1f723fdb1b. After registering, instructions will be shared on how to join the call for those who wish to dial in. A live audio webcast of the call will also be available in the Investor Relations section of the Company’s website at https://investors.columbia.care/ or at https://edge.media-server.com/mmc/p/hhco3g37.

A replay of the audio webcast will be available in the Investor Relations section of the Company’s website approximately 2 hours after completion of the call and will be archived for 30 days.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and retailers of cannabis products and related services, with licenses in 16 U.S. jurisdictions. Columbia Care operates 125 facilities including 94 dispensaries and 31 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, Hedy, gLeaf, Classix, Press, and Amber. For more information on Columbia Care, please visit www.columbia.care.

Non-GAAP Financial Measures

In this press release, Columbia Care refers to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin. Columbia Care considers certain non-GAAP measures to be meaningful indicators of the performance of its business. These measures are not recognized measures under GAAP, do not have a standardized meaning prescribed by GAAP and may not be comparable to (and may be calculated differently by) other companies that present similar measures. Accordingly, these measures should not be considered in isolation from nor as a substitute for our financial information reported under GAAP. These non-GAAP measures are used to provide investors with supplemental measures of our operating performance and thus highlight trends in our business that may not otherwise be apparent when relying solely on GAAP measures. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for, or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented. We also recognize that securities analysts, investors and other interested parties frequently use non-GAAP measures in the evaluation of companies within our industry.

With respect to non-GAAP financial measures, the Company defines EBITDA as net income (loss) before (i) depreciation and amortization; (ii) income taxes; and (iii) interest expense and debt amortization. Adjusted EBITDA is defined as EBITDA before (i) share-based compensation expense; (ii) goodwill and intangible impairment, (iii) adjustments for acquisition and other non-core costs; (iv) gain on remeasurement of contingent consideration, net, (v) fair value changes on derivative liabilities; and (vi) fair value mark-up for acquired inventory. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Revenue. Adjusted Gross Profit is defined as gross profit before the fair mark-up for acquired inventory. Adjusted Gross Margin is defined as gross margin before the fair mark-up for acquired inventory.

The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business. The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliations of non-GAAP financial measures to their nearest comparable GAAP measures are included in this press release and a further discussion of some of these items will be contained in our quarterly report on Form 10-Q.

Caution Concerning Forward-Looking Statements

This press release contains certain statements that constitute forward-looking information or forward looking statements within the meaning of applicable securities laws and reflect the Company’s current expectations regarding future events. Statements concerning Columbia Care’s objectives, goals, strategies, priorities, intentions, plans, beliefs, expectations and estimates, and the business, operations, financial performance and condition of the Company are forward-looking statements. The words “believe”, “expect”, “anticipate”, “estimate”, “intend”, “may”, “will”, “would”, “could”, “should”, “continue”, “plan”, “goal”, “objective”, and similar expressions and the negative of such expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward looking statements in this press release include, among others, statements related to: expectations related to growth, cost management and financial numbers including free cash flow; our ability to obtain commercial mortgages on eligible properties; our ability to continue to reduce corporate SG&A, reduce leverage, enhance cash flow from operations and drive innovation through technology and product/brand development; the planned opening of additional Cannabist locations; the exchange of the Company’s 2024 notes for the Company’s 9.5% senior secured notes due February 2026; the Company’s ability to reduce debt, reduce interest expense and extend maturities of its outstanding debt; and ongoing business expectations.

The Company has made assumptions with regard to its ability to execute on initiatives, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. Forward-looking information involves numerous assumptions, including the fact that cannabis remains illegal under federal law; the application of anti-money laundering laws and regulations to the Company; legal, regulatory or political change to the cannabis industry; access to the services of banks; access to public and private capital for the Company; unfavorable publicity or consumer perception of the cannabis industry; expansion into the adult-use markets; the impact of laws, regulations and guidelines; the impact of Section 280E of the Internal Revenue Code; the impact of state laws pertaining to the cannabis industry; the

Company’s reliance on key inputs, suppliers and skilled labor; the difficulty of forecasting the Company’s sales; constraints on marketing products; potential cyber-attacks and security breaches; net operating loss and other tax attribute limitations; the impact of changes in tax laws; the volatility of the market price of the common shares of the Company; reliance on management; litigation including existing claims and those which may surface from time to time; future results and financial projections; the impact of global financial conditions and disease outbreaks; projected revenue and expected gross margins, capital allocation, EBITDA break even targets and other financial results; growth of the Company’s operations via expansion; statements relating to the business and future activities of, and developments related to, the Company after the date of this press release, including such things as future business strategy, competitive strengths, goals, expansion and growth of the Company’s business, operations and plans; expectations that planned transactions will be completed as previously announced; expectations regarding cultivation and manufacturing capacity; expectations regarding receipt of regulatory approvals; expectations that licenses applied for will be obtained; potential future legalization of adult-use and/or medical cannabis under U.S. federal law; expectations of market size and growth in the U.S. and the states in which the Company operates; expectations for other economic, business, regulatory and/or competitive factors related to the Company or the cannabis industry generally; impact of the exchange of the Company’s 2024 notes for the Company’s 9.5% senior secured notes due February 2026; the impact of the Company’s plans to reduce debt, reduce interest expense and extend maturities of its outstanding debt; and other events or conditions that may occur in the future.

Forward-looking statements may relate to future financial conditions, results of operations, plans, objectives, performance or business developments. These statements speak only as at the date they are made and are based on information currently available and on the then current expectations. Holders of securities of the Company are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Company at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Securityholders should review the risk factors discussed under “Risk Factors” in Columbia Care’s Form 10-K for the year ended December 31, 2022, as filed with the applicable securities regulatory authorities and as also described from time to time in other documents filed by the Company with U.S. and Canadian securities regulatory authorities.

The purpose of forward-looking statements is to provide the reader with a description of management’s expectations, and such forward-looking statements may not be appropriate for any other purpose. In particular, but without limiting the foregoing, disclosure in this press release as well as statements regarding the Company’s objectives, plans and goals, including future operating results and economic performance may make reference to or involve forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. A number of factors could cause actual events, performance or results to differ materially from what is projected in the forward-looking statements. No undue reliance should be placed on forward-looking statements contained in this press release. Such forward-looking statements are made as of the date of this press release. Columbia Care undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The Company’s forward-looking statements are expressly qualified in their entirety by this cautionary statement.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

SVP, Communications

+1.978.662.2038

media@col-care.com

TABLE 1 - CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US $ thousands, except share and per share figures, unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue	$129,244	$124,535	$129,571
Cost of sales	(77,122)	(77,454)	(78,723)
Cost of sales related to business combination fair value adjustments to	—	—	—

Gross profit	52,122	47,081	50,848
Selling, general and administrative expenses	(52,073)	(55,350)	(72,956)

Profit / (loss) from operations	49	(8,269)	(22,108)
Other income (expense), net	(22,781)	(17,614)	(13,445)
Income tax benefit (expense)	(6,305)	(10,689)	(18,702)

Net income (loss)	(29,037)	(36,572)	(54,255)
Net income (loss) attributable to non-controlling interests	(174)	768	(427)

Net income (loss) attributable to Columbia Care shareholders	$(28,863)	$(37,340)	$(53,828)
Weighted average common shares outstanding - basic and diluted	405,782,234	401,438,546	394,023,144
Earnings per common share attributable to Columbia Care shareholders - basic and diluted	$(0.07)	$(0.09)	$(0.14)

TABLE 2 - CONDENSED CONSOLIDATED BALANCE SHEET (SELECT ITEMS)

(in US $ thousands, unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Cash	$36,997	$40,159	$48,154	$50,023
Total current assets	248,555	238,479	237,177	208,515
Property and equipment, net	328,026	348,581	357,993	370,820
Right of use assets	207,129	210,751	219,895	259,655

Total assets	951,990	973,021	994,726	1,371,578
Total current liabilities	227,471	172,363	203,118	178,015
Total liabilities	797,194	791,696	787,823	870,701
Total equity	154,796	181,325	206,903	500,877

Total liabilities and equity	$951,990	$973,021	$994,726	$1,371,578

TABLE 3 - CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US $thousands, unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net cash provided by (used in) operating activities	$(313)	$(3,405)	$5,152	$(16,770)
Net cash provided by (used in) investing activities	237	(2,552)	(3,369)	(14,276)
Net cash provided by (used in) financing activities	$(3,086)	$(2,037)	$(3,652)	$(371)

TABLE 4 - RECONCILIATION OF US GAAP TO NON-GAAP MEASURES

(in US $thousands, unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income (loss)	$(29,037)	$(36,572)	$(54,255)
Income tax (benefit) expense	6,305	10,689	18,702
Depreciation and amortization	14,615	15,063	20,058
Net interest and debt amortization	13,784	13,671	11,499

EBITDA (Non-GAAP)	$5,667	$2,851	$(3,996)

Share-based compensation	$3,468	$6,515	$7,678
Goodwill and intangible impairment	—	—
Adjustments for other acquisition and non-core costs	11,183	6,968	14,727
Gain on remeasurement of contingent consideration, net	—	—	—
Fair value changes on derivative liabilities	—	30	(6,380)
Fair value mark-up for acquired inventory	—	—	—

Adjusted EBITDA (Non-GAAP)	$20,318	$16,364	$12,029